EXHIBIT 15.(a).1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-120559) pertaining to the Employees Stock Option Plan of Syneron Medical Ltd. of our report dated March 24, 2009, with respect to the consolidated financial statements of Syneron Medical Ltd. and subsidiaries included in this Annual Report on Form 20-F for the year ended December 31, 2008.

Haifa, Israel	/s/ Kost Forer Gabbay & Kasierer
March 24, 2009	KOST FORER GABBAY & KASIERER
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